Exhibit 99.2
Consolidated Report to the Financial Community
Second Quarter 2014

(Released August 5, 2014)         (Unaudited)

HIGHLIGHTS
GAAP earnings for the second quarter of 2014 were $0.16 per basic share, compared with a second quarter 2013 loss of $0.39 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.49 per basic share for the second quarter of 2014, compared with second quarter 2013 Operating (non-GAAP) earnings of $0.59 per basic share.

			Competitive	Corp. / Other &	FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Reconciling	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Adjustments	Consolidated
2Q 2013 Net Income (Loss) - GAAP	$179	$51	$(339)	$(55)	$(164)

2Q 2013 Basic EPS* (avg. shares outstanding 418)	$0.43	$0.12	$(0.82)	$(0.12)	$(0.39)
Special Items - 2013	0.02	—	0.93	0.03	0.98
2Q 2013 Basic EPS - Operating (Non-GAAP) Earnings*	$0.45	$0.12	$0.11	$(0.09)	$0.59
Transmission Revenues	—	0.02	—	—	0.02
CES Commodity Margin	—	—	(0.14)	—	(0.14)
West Virginia (WV) Asset Transfer / Deactivated Units	0.01	—	—	—	0.01
O&M Expenses	(0.05)	—	0.03	—	(0.02)
Depreciation	(0.01)	—	—	—	(0.01)
Pension/OPEB	(0.01)	—	—	—	(0.01)
Investment Income	—	—	0.02	—	0.02
Interest Expense	(0.01)	(0.01)	—	—	(0.02)
Capitalized Financing Costs	—	0.02	—	—	0.02
Effective Income Tax Rate	0.02	—	—	0.01	0.03
Other	(0.01)	—	0.01	—	—
2Q 2014 Basic EPS - Operating (Non-GAAP) Earnings*	$0.39	$0.15	$0.03	$(0.08)	$0.49
Special Items - 2014	(0.02)	—	(0.31)	—	(0.33)
2Q 2014 Basic EPS* (avg. shares outstanding 420)	$0.37	$0.15	$(0.28)	$(0.08)	$0.16

2Q 2014 Net Income (Loss) - GAAP	$158	$63	$(119)	$(38)	$64

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

*Operating earnings exclude special items as described below, and are a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate the Company's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2014 and 2013 GAAP to Operating earnings reconciliations can be found on pages 22-33 of this report and all GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    1

Special Items - The following special items were recognized during the second quarter of 2014 and 2013:

			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
Special Items - 2Q 2014	Distribution	Transmission	Services	Adjustments	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Plant deactivation costs	—	—	0.12	—	0.12
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.07	—	0.07
Mark-to-market adjustments	—	—	0.10	—	0.10
Special Items - 2014	$0.02	$—	$0.31	$—	$0.33

			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
Special Items - 2Q 2013	Distribution	Transmission	Services	Adjustments	Consolidated
Regulatory charges	$0.01	$—	$0.01	$—	$0.02
Trust securities impairment	0.01	—	0.04	—	0.05
Plant deactivation costs	—	—	0.81	0.04	0.85
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Loss on debt redemptions	—	—	0.05	(0.01)	0.04
Special Items - 2013	$0.02	$—	$0.93	$0.03	$0.98

2014 Earnings Guidance
Operating (non-GAAP) earnings guidance for 2014, excluding special items, remains at $2.40 to $2.60 per basic share.

(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated

Net Income - GAAP	$810 - $835	$215 - $235	$(125) - $(80)	$(90)	$810 - $900

Basic EPS (avg. shares outstanding 420)	$1.93 - $1.99	$0.52 - $0.56	$(0.30) - $(0.18)	$(0.22)	$1.93 - $2.15
Excluding Special Items:
Regulatory charges	0.05	—	—	—	0.05
Trust securities impairment	—	—	0.01	—	0.01
Loss on debt redemptions	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	0.07	—	0.07
Non-core asset sales/impairments	—	—	(0.16)	—	(0.16)
Plant deactivation costs	—	—	0.30 - 0.32	—	0.30 - 0.32
Retail repositioning charges	—	—	0.11	—	0.11
Merger accounting - commodity contracts	—	—	0.06	—	0.06
Total Special Items	0.05	—	0.40 - 0.42	—	0.45 - 0.47

Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 420)	$1.98 - $2.04	$0.52 - $0.56	$0.12 - $0.22	$(0.22)	$2.40 - $2.60

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    2

2Q 2014 Results vs 2Q 2013 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the second quarter of 2014 were $158 million, or $0.37 per basic share, compared with second quarter 2013 earnings of $179 million, or $0.43 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.39 per basic share for the second quarter of 2014, compared with second quarter 2013 Operating (non-GAAP) earnings of $0.45 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2013 Net Income - GAAP	$179

2Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.43
Special Items - 2013	0.02
2Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.45
WV Asset Transfer	0.01
O&M Expenses	(0.05)
Depreciation	(0.01)
Pension/OPEB	(0.01)
Interest Expense	(0.01)
Effective Income Tax Rate	0.02
Other	(0.01)
2Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.39
Special Items - 2014	(0.02)
2Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.37

2Q 2014 Net Income - GAAP	$158

2Q 2014 vs 2Q 2013 Earnings Drivers, Excluding Special Items

•
Distribution Deliveries - Total electric distribution deliveries increased 175,000 megawatt-hours (MWH), or 0.5%. Residential sales decreased by 210,000 MWH, or 2%, primarily resulting from milder temperatures, offset by higher Ohio Delivery Capital Recovery rider rates. Cooling-degree-days were 7% below the same period last year and 3% above normal. Heating-degree-days were 6% below the same period last year and 10% below normal. Sales to commercial customers increased 114,000 MWH, or 1%, while sales to industrial customers increased by 266,000 MWH, or 2%. The $0.01 per share decrease in earnings, primarily from lower residential sales, was offset by a $0.01 per share increase associated with the Ohio Delivery Capital Recovery rider.

•	WV Asset Transfer(1) - The Harrison/Pleasants asset transfer increased earnings by $0.01 per share.

•
O&M Expenses - Higher O&M expenses decreased earnings by $0.05 per share, primarily due to increased distribution operation and maintenance activities of $0.04 per share, and higher expenses associated with a 56-day outage at the 552-megawatt (MW) Fort Martin Unit 1 of $0.01 per share. **

(1) WV asset transfer includes the impact of retail generation revenues, which include a return of and return on plant costs, fuel and purchased power expenses, net transmission expenses, O&M, depreciation/amortization, general taxes, and interest expense resulting from the WV asset transfer that occurred in October 2013.

**Excludes the impact of the WV asset transfer, which is discussed in its own category above.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    3

•	Depreciation - Higher depreciation expense reduced earnings by $0.01 per share, due to a higher asset base.**

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings by $0.01 per share, primarily due to lower amortization of prior service OPEB credits.

•	Interest Expense - Higher interest expense, primarily associated with an August 2013 debt issuance at Jersey Central Power & Light Company (JCP&L), decreased earnings by $0.01 per share.**

•
Effective Income Tax Rate - A lower effective income tax rate increased earnings by $0.02 per share, primarily resulting from changes in state income tax allocation factors. The effective income tax rate was 32.9% in the second quarter of 2014 compared to 37.7% in the second quarter of 2013. The effective tax rate was 35.2% for the first six months of 2014 compared to 37.6% for the same period last year.

Regulated Transmission

Regulated Transmission -- GAAP and Operating (non-GAAP) earnings for the second quarter of 2014 were $63 million, or $0.15 per basic share, compared with second quarter 2013 GAAP and Operating (non-GAAP) earnings of $51 million, or $0.12 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2013 Net Income - GAAP	$51

2Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.12
Special Items - 2013	—
2Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.12
Transmission Revenues	0.02
Interest Expense	(0.01)
Capitalized Financing Costs	0.02
2Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.15
Special Items - 2014	—
2Q 2014 Basic EPS (avg. shares outstanding 420M)	$0.15

2Q 2014 Net Income - GAAP	$63

2Q 2014 vs 2Q 2013 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings by $0.02 per share, primarily due to revenue requirement increases at American Transmission Systems, Incorporated (ATSI) and Trans-Allegheny Interstate Line Company (TrAILCo) associated with their annual rate filings effective June 2014.

•	Interest Expense - Increased interest expense decreased earnings by $0.01 per share, primarily due to increased long-term debt at FirstEnergy Transmission, LLC (FET) issued in May 2014.

•
Capitalized Financing Costs - Higher capitalized financing costs increased earnings by $0.02 per share, primarily due to increased capital additions resulting from the "Energizing the Future" transmission program.

**Excludes the impact of the WV asset transfer, which is discussed in its own category above.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    4

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the second quarter of 2014 were $119 million, or ($0.28) per basic share, compared with a second quarter 2013 loss of $339 million, or ($0.82) per basic share. Operating (non-GAAP) earnings, excluding special items, for the second quarter of 2014 were $0.03 per basic share, compared with second quarter 2013 Operating (non-GAAP) earnings of $0.11 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2013 Net Loss - GAAP	$(339)

2Q 2013 Basic loss per share (avg. shares outstanding 418M)	$(0.82)
Special Items - 2013	0.93
2Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.11
CES Commodity Margin	(0.14)
O&M Expenses	0.03
Investment Income	0.02
Other	0.01
2Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.03
Special Items - 2014	(0.31)
2Q 2014 Basic loss per share (avg. shares outstanding 420M)	$(0.28)

2Q 2014 Net Loss - GAAP	$(119)

2Q 2014 vs 2Q 2013 Earnings Drivers, Excluding Special Items
CES commodity margin decreased earnings by $0.14 per share, primarily due to lower contract and wholesale sales and higher capacity expense, partially offset by higher PJM capacity revenues and lower purchased power and transmission costs. Contract sales prices increased as compared to second quarter of 2013 primarily due to higher capacity rates, but were adversely impacted by a significant decrease in power prices beginning in the fourth quarter of 2011 when the 2014 competitive retail sales position was approximately 30% committed, whereas the 2013 sales position was approximately 60% committed, resulting in a greater proportion of 2014 contract sales to be impacted by the decrease in power prices as compared to 2013.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    5

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 2Q14 vs 2Q13	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$0.01	$(0.17)	$(0.16)
- Governmental Aggregation Sales	0.02	(0.01)	0.01
- POLR Sales	0.02	—	0.02
- Structured Sales	—	0.04	0.04
Subtotal - Contract Sales	$0.05	$(0.14)	$(0.09)
(b) Wholesale Sales	—	(0.04)	(0.04)
(c) PJM Capacity, FRR Auction Revenues	0.05	(0.02)	0.03
(d) Fuel Expense	(0.03)	0.03	—
(e) Purchased Power	(0.03)	0.04	0.01
(f) Capacity Expense	(0.10)	—	(0.10)
(g) Net Financial Sales and Purchases	0.03	—	0.03
(h) Net MISO - PJM Transmission Cost	0.01	0.01	0.02
Net Decrease	$(0.02)	$(0.12)	$(0.14)

(a)
Contract Sales - CES' contract sales decreased 1.6 million MWH, or 6%, and reduced earnings by $0.09 per share. Direct sales to large and medium commercial / industrial customers decreased 2.2 million MWH, or 16%, which reflects CES' retail sales strategy to slow sales to be more selective in customers targeted with higher profit margins. The decrease in direct sales was partially offset by a 752,000 MWH increase in structured sales. As of June 30, 2014, the total number of retail customers was 2.6 million, a decrease of approximately 100,000 customers since June 30, 2013.

CES Contract Sales - 2Q14 vs 2Q13
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(2,177)	(124)	12	(23)	752	(1,560)

(b) Wholesale Sales - Wholesale sales decreased by 578,000 MWH and reduced earnings by $0.04 per share. The decrease in wholesale sales was due to lower generation output, primarily resulting from more planned outages at fossil plants in the second quarter of 2014 compared to the same period last year.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    6

(c) PJM Capacity Revenues (Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings by $0.03 per share, primarily resulting from higher capacity prices, partially offset by fewer cleared MW.***

Planning Period	RTO	ATSI	ATSI	MAAC
Price Per Megawatt-Day	BR	FRR	BR	BR
June 2012 - May 2013	$16.46	$20.46	N/A	$133.37
June 2013 - May 2014	$27.73	N/A	$27.73	$226.15
June 2014 - May 2015	$125.99	N/A	$125.99	$136.50

(d)
Fuel Expense - Fuel expenses were flat as lower generation output was offset by higher average fossil fuel prices. Total ongoing generation output decreased by 973,000 MWH. Ongoing fossil generation output decreased by 1.3 million MWH, primarily due to outages and derates on supercritical coal units. The reduction in ongoing fossil generation was partially offset by higher output from the nuclear plants which increased 364,000 MWH. In the second quarter of 2014, Davis-Besse had 37 outage days associated with a planned refueling and steam generator replacement outage and Beaver Valley Unit 2 had 35 outage days associated with a planned refueling outage. In the second quarter of 2013, the nuclear fleet experienced a total of 66 outage days (a 47-day refueling outage at Perry and 19 forced outage days for the three plants). While there were more nuclear outage days in the second quarter of 2014, due to the size of the units with outages, nuclear generation output was higher in the second quarter of 2014 compared to the same period in 2013.***

(e) Purchased Power - Power purchases decreased 1.6 million MWH, resulting from lower contract sales. Reduced volume, partially offset by higher average prices, increased earnings by $0.01 per share.***
(f) Capacity Expense - Higher capacity prices in the ATSI, RTO, and MAAC zones, as noted above, decreased earnings by $0.10 per share.
(g) Net Financial Sales and Purchases - Net financial hedges associated with CES sales and generation portfolio increased earnings by $0.03 per share.
(h) Net MISO-PJM Transmission Cost - Lower transmission costs increased earnings by $0.02 per share due to lower contract sales and lower congestion prices.

*** Excludes the impact of the WV asset transfer and plant deactivations, which is discussed in its own category below.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    7

•
WV Asset Transfer / Plant Deactivations(2) - The impact of the Harrison/Pleasants asset transfer and plant deactivations in October 2013 was flat from the second quarter of 2014 compared to the second quarter of 2013, as increased purchased power costs were offset by lower fuel, O&M, depreciation, interest, and general taxes.

•
O&M Expenses - O&M expenses increased earnings by $0.03 per share, primarily due to lower retail and marketing related expenses, partially offset by increased nuclear and fossil O&M expenses resulting from more outages in the second quarter of 2014 compared to the same period in 2013.***

•	Investment Income - Higher investment income increased earnings by $0.02 per share, primarily due to higher nuclear decommissioning trust income.

(2) WV asset transfer and plant deactivations include the impact of capacity revenue, fuel, O&M, depreciation/amortization, general taxes, and interest expense resulting from the WV asset transfer and plant deactivations that occurred in 2013, offset by the purchased power to replace that generation.

*** Excludes the impact of the WV asset transfer and plant deactivations, which is discussed in its own category above.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    8

Corporate / Other

Corporate / Other - GAAP losses for the second quarter of 2014 were $38 million, or ($0.08) per basic share, compared with a second quarter 2013 loss of $55 million, or ($0.12) per basic share. Operating (non-GAAP) losses for the second quarter of 2014 were ($0.08) per basic share compared with Operating (non-GAAP) losses of ($0.09) per basic share for the second quarter of 2013.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2013 Net Loss - GAAP	$(55)

2Q 2013 Basic EPS (avg. shares outstanding 418M)	$(0.12)
Special Items - 2013	0.03
2Q 2013 Basic EPS - Operating (Non-GAAP) Losses	$(0.09)
Effective Income Tax Rate	0.01
2Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$(0.08)
Special Items - 2014	—
2Q 2014 Basic EPS (avg. shares outstanding 420M)	$(0.08)

2Q 2014 Net Loss - GAAP	$(38)

2Q 2014 vs 2Q 2013 Earnings Drivers, Excluding Special Items

•
Effective Income Tax Rate - A lower effective income tax rate increased earnings by $0.01 per share, primarily resulting from changes in state income tax allocation factors. The consolidated effective income tax rate was 33.8% in the second quarter of 2014 compared to 39.2% in the second quarter of 2013. The consolidated effective income tax rate was 32.7% for the first six months of 2014 compared to 38.1% for the same period last year.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    9

FirstEnergy Corp.
Consolidated Statements of Income (Loss) (GAAP)
(In millions, except per share amounts)

		Three Months Ended June 30			Six Months Ended June 30
		2014	2013	Change	2014	2013	Change
	Revenues
(1)	Regulated distribution	$2,065	$2,038	$27	$4,615	$4,247	$368
(2)	Regulated transmission	191	179	12	373	355	18
(3)	Competitive energy services	1,493	1,544	(51)	3,264	3,174	90
(4)	Other and reconciling adjustments	(253)	(254)	1	(574)	(549)	(25)
(5)	Total Revenues	3,496	3,507	(11)	7,678	7,227	451

	Expenses
(6)	Fuel	550	628	(78)	1,167	1,258	(91)
(7)	Purchased power	1,083	866	217	2,538	1,812	726
(8)	Other operating expenses	1,021	886	135	2,203	1,768	435
(9)	Provision for depreciation	302	300	2	596	593	3
(10)	Amortization (deferral) of regulatory assets, net	20	72	(52)	(8)	131	(139)
(11)	General taxes	228	240	(12)	499	505	(6)
(12)	Impairment of long lived assets	—	473	(473)	—	473	(473)
(13)	Total Expenses	3,204	3,465	(261)	6,995	6,540	455
(14)	Operating Income	292	42	250	683	687	(4)

	Other Income (Expense)
(15)	Loss on debt redemptions	(1)	(24)	23	(8)	(141)	133
(16)	Investment income (loss)	29	(15)	44	51	3	48
(17)	Interest expense	(262)	(256)	(6)	(527)	(514)	(13)
(18)	Capitalized financing costs	32	23	9	61	41	20
(19)	Total Other Expense	(202)	(272)	70	(423)	(611)	188

(20)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	90	(230)	320	260	76	184
(21)	Income taxes (benefits)	26	(62)	88	74	52	22
(22)	Income (Loss) From Continuing Operations	64	(168)	232	186	24	162
(23)	Discontinued operations (net of income taxes)	—	4	(4)	86	8	78
(24)	Net Income (Loss)	$64	$(164)	$228	$272	$32	$240

(25)	Earnings (Losses) Per Share of Common Stock
(26)	Basic - Continuing Operations	$0.16	$(0.40)	$0.56	$0.45	$0.06	$0.39
(27)	Basic - Discontinued Operations	—	0.01	(0.01)	0.20	0.02	0.18
(28)	Basic - Net Earnings (Loss) per Basic Share	$0.16	$(0.39)	$0.55	$0.65	$0.08	$0.57

(29)	Diluted - Continuing Operations	$0.15	$(0.40)	$0.55	$0.45	$0.06	$0.39
(30)	Diluted - Discontinued Operations	—	0.01	(0.01)	0.20	0.02	0.18
(31)	Diluted - Net Earnings (Loss) per Diluted Share	$0.15	$(0.39)	$0.54	$0.65	$0.08	$0.57

(32)	Weighted Average Number of
(33)	Common Shares Outstanding
(34)	Basic	420	418	2	419	418	1
(35)	Diluted	421	418	3	420	419	1

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2014

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,017	$191	$1,264	$(57)	$3,415
(2)	Other	48	—	47	(14)	81
(3)	Internal	—	—	182	(182)	—
(4)	Total Revenues	2,065	191	1,493	(253)	3,496

	Expenses
(5)	Fuel	129	—	421	—	550
(6)	Purchased power	746	—	519	(182)	1,083
(7)	Other operating expenses	480	31	584	(74)	1,021
(8)	Provision for depreciation	164	30	96	12	302
(9)	Amortization of regulatory assets, net	16	3	—	1	20
(10)	General taxes	166	18	39	5	228
(11)	Total Expenses	1,701	82	1,659	(238)	3,204
(12)	Operating Income (loss)	364	109	(166)	(15)	292

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	(1)	—	(1)
(14)	Investment income	15	—	21	(7)	29
(15)	Interest expense	(147)	(30)	(48)	(37)	(262)
(16)	Capitalized financing costs	3	16	10	3	32
(17)	Total Other Expense	(129)	(14)	(18)	(41)	(202)

(18)	Income (Loss) From Continuing Operations Before Income Taxes	235	95	(184)	(56)	90
(19)	Income taxes (benefits)	77	32	(65)	(18)	26
(20)	Income (Loss) From Continuing Operations	158	63	(119)	(38)	64
(21)	Discontinued operations (net of income taxes)	—	—	—	—	—
(22)	Net Income (Loss)	$158	$63	$(119)	$(38)	$64

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$1,977	$179	$1,324	$(49)	$3,431
(2)	Other	61	—	44	(29)	76
(3)	Internal	—	—	176	(176)	—
(4)	Total Revenues	2,038	179	1,544	(254)	3,507

	Expenses
(5)	Fuel	75	—	553	—	628
(6)	Purchased power	762	—	280	(176)	866
(7)	Other operating expenses	402	33	534	(83)	886
(8)	Provision for depreciation	151	28	112	9	300
(9)	Amortization of regulatory assets, net	69	3	—	—	72
(10)	General taxes	172	14	49	5	240
(11)	Impairment of long-lived assets	—	—	473	—	473
(12)	Total Expenses	1,631	78	2,001	(245)	3,465
(13)	Operating Income (Loss)	407	101	(457)	(9)	42

	Other Income (Expense)
(14)	Loss on debt redemptions	—	—	(32)	8	(24)
(15)	Investment income	9	—	(16)	(8)	(15)
(16)	Interest expense	(135)	(22)	(61)	(38)	(256)
(17)	Capitalized financing costs	6	2	11	4	23
(18)	Total Other Expense	(120)	(20)	(98)	(34)	(272)

(19)	Income (Loss) From Continuing Operations Before Income Taxes	287	81	(555)	(43)	(230)
(20)	Income taxes (benefits)	108	30	(212)	12	(62)
(21)	Income (Loss) From Continuing Operations	179	51	(343)	(55)	(168)
(22)	Discontinued operations (net of income taxes)	—	—	4	—	4
(23)	Net Income (loss)	$179	$51	$(339)	$(55)	$(164)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2014 vs. Three Months Ended June 30, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$40	$12	$(60)	$(8)	$(16)
(2)	Other	(13)	—	3	15	5
(3)	Internal revenues	—	—	6	(6)	—
(4)	Total Revenues	27	12	(51)	1	(11)

	Expenses
(5)	Fuel	54	—	(132)	—	(78)
(6)	Purchased power	(16)	—	239	(6)	217
(7)	Other operating expenses	78	(2)	50	9	135
(8)	Provision for depreciation	13	2	(16)	3	2
(9)	Amortization of regulatory assets, net	(53)	—	—	1	(52)
(10)	General taxes	(6)	4	(10)	—	(12)
(11)	Impairment of long-lived assets	—	—	(473)	—	(473)
(12)	Total Expenses	70	4	(342)	7	(261)
(13)	Operating Income (Loss)	(43)	8	291	(6)	250

	Other Income (Expense)
(14)	Loss on debt redemptions	—	—	31	(8)	23
(15)	Investment income	6	—	37	1	44
(16)	Interest expense	(12)	(8)	13	1	(6)
(17)	Capitalized financing costs	(3)	14	(1)	(1)	9
(18)	Total Other Expense	(9)	6	80	(7)	70

(19)	Income (Loss) From Continuing Operations Before Income Taxes	(52)	14	371	(13)	320
(20)	Income taxes (benefits)	(31)	2	147	(30)	88
(21)	Income (Loss) From Continuing Operations	(21)	12	224	17	232
(22)	Discontinued operations (net of income tax benefits)	—	—	(4)	—	(4)
(23)	Net Income (Loss)	$(21)	$12	$220	$17	$228

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and other expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2014

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$4,518	$373	$2,738	$(107)	$7,522
(2)	Other	97	—	95	(36)	156
(3)	Internal	—	—	431	(431)	—
(4)	Total Revenues	4,615	373	3,264	(574)	7,678

	Expenses
(5)	Fuel	282	—	885	—	1,167
(6)	Purchased power	1,727	—	1,242	(431)	2,538
(7)	Other operating expenses	1,107	65	1,193	(162)	2,203
(9)	Provision for depreciation	326	60	187	23	596
(10)	Amortization (deferral) of regulatory assets, net	(15)	6	—	1	(8)
(11)	General taxes	353	35	93	18	499
(12)	Impairment of long-lived assets	—	—	—	—	—
(13)	Total Expenses	3,780	166	3,600	(551)	6,995
(14)	Operating Income (Loss)	835	207	(336)	(23)	683

	Other Income (Expense)
(15)	Loss on debt redemptions	—	—	(8)	—	(8)
(16)	Investment income	30	—	35	(14)	51
(17)	Interest expense	(298)	(55)	(94)	(80)	(527)
(18)	Capitalized financing costs	7	24	22	8	61
(19)	Total Other Expense	(261)	(31)	(45)	(86)	(423)

(20)	Income (Loss) From Continuing Operations Before Income Taxes	574	176	(381)	(109)	260
(21)	Income taxes (benefits)	202	62	(138)	(52)	74
(22)	Income (Loss) From Continuing Operations	372	114	(243)	(57)	186
(23)	Discontinued operations (net of income taxes)	—	—	86	—	86
(24)	Net Income (Loss)	$372	$114	$(157)	$(57)	$272

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$4,130	$355	$2,696	$(93)	$7,088
(2)	Other	117	—	86	(64)	139
(3)	Internal	—	—	392	(392)	—
(4)	Total Revenues	4,247	355	3,174	(549)	7,227

	Expenses
(5)	Fuel	162	—	1,096	—	1,258
(6)	Purchased power	1,637	—	567	(392)	1,812
(7)	Other operating expenses	817	63	1,060	(172)	1,768
(8)	Provision for depreciation	295	56	222	20	593
(9)	Amortization of regulatory assets, net	127	4	—	—	131
(10)	General taxes	354	26	109	16	505
(11)	Impairment of long-lived assets	—	—	473	—	473
(12)	Total Expenses	3,392	149	3,527	(528)	6,540
(13)	Operating Income (Loss)	855	206	(353)	(21)	687

	Other Income (Expense)
(14)	Gain (loss) on debt redemption	—	—	(149)	8	(141)
(15)	Investment income (loss)	27	—	(6)	(18)	3
(16)	Interest expense	(270)	(45)	(134)	(65)	(514)
(17)	Capitalized financing costs	11	2	21	7	41
(18)	Total Other Expense	(232)	(43)	(268)	(68)	(611)

(18)	Income (Loss) From Continuing Operations Before Income Taxes	623	163	(621)	(89)	76
(19)	Income taxes (benefits)	234	61	(236)	(7)	52
(20)	Income (Loss) From Continuing Operations	389	102	(385)	(82)	24
(21)	Discontinued operations (net of income taxes)	—	—	8	—	8
(22)	Net Income (Loss)	$389	$102	$(377)	$(82)	$32

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2014 vs. Six Months Ended June 30, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$388	$18	$42	$(14)	$434
(2)	Other	(20)	—	9	28	17
(3)	Internal revenues	—	—	39	(39)	—
(4)	Total Revenues	368	18	90	(25)	451

	Expenses
(5)	Fuel	120	—	(211)	—	(91)
(6)	Purchased power	90	—	675	(39)	726
(7)	Other operating expenses	290	2	133	10	435
(8)	Provision for depreciation	31	4	(35)	3	3
(9)	Amortization (deferral) of regulatory assets, net	(142)	2	—	1	(139)
(10)	General taxes	(1)	9	(16)	2	(6)
(11)	Impairment of long-lived assets	—	—	(473)	—	(473)
(12)	Total Expenses	388	17	73	(23)	455
(13)	Operating Income (Loss)	(20)	1	17	(2)	(4)

	Other Income (Expense)
(14)	Loss on debt redemptions	—	—	141	(8)	133
(15)	Investment income	3	—	41	4	48
(16)	Interest expense	(28)	(10)	40	(15)	(13)
(17)	Capitalized financing costs	(4)	22	1	1	20
(18)	Total Other Income (Expense)	(29)	12	223	(18)	188

(19)	Income (Loss) From Continuing Operations Before Income Taxes	(49)	13	240	(20)	184
(20)	Income taxes (benefits)	(32)	1	98	(45)	22
(21)	Income (Loss) From Continuing Operations	(17)	12	142	25	162
(22)	Discontinued operations (net of income tax benefits)	—	—	78	—	78
(23)	Net Income (Loss)	$(17)	$12	$220	$25	$240

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    16

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Jun. 30, 2014	Dec. 31, 2013
Current Assets:
Cash and cash equivalents	$76	$218
Receivables	1,962	1,918
Other	2,145	1,877
Total Current Assets	4,183	4,013

Property, Plant and Equipment	34,516	33,252
Investments	3,260	3,104
Assets Held for Sale	—	235
Deferred Charges and Other Assets	9,429	9,820
Total Assets	$51,388	$50,424

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,016	$1,415
Short-term borrowings	2,323	3,404
Accounts payable	1,341	1,250
Other	1,493	1,568
Total Current Liabilities	6,173	7,637

Capitalization:
Total equity	12,685	12,695
Long-term debt and other long-term obligations	18,415	15,831
Total Capitalization	31,100	28,526
Noncurrent Liabilities	14,115	14,261
Total Liabilities and Capitalization	$51,388	$50,424

General Information
	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
Debt redemptions	$(436)	$(1,122)	$(925)	$(1,968)
New long-term debt issues	$1,670	$445	$3,137	$2,245
Short-term borrowings increase (decrease)	$(762)	$1,104	$(1,081)	$1,285
Property additions	$988	$586	$1,809	$1,412

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of June 30		As of December 31
	2014	% Total	2013	% Total
Total Equity (GAAP)	$12,685	36%	$12,695	37%
Non-cash Charges / Non-cash Write Downs*	1,413	4%	1,413	4%
Accumulated Other Comprehensive Income	(264)	(1)%	(284)	(1)%
Adjusted Equity (Non-GAAP)**	13,834	39%	13,824	40%

Long-term Debt and Other Long-term Obligations (GAAP)	18,415	53%	15,831	46%
Currently Payable Long-term Debt (GAAP)	1,016	3%	1,415	4%
Short-term Borrowings (GAAP)	2,323	7%	3,404	10%
Reimbursement Obligations	7	—%	7	—%
Guarantees of Indebtedness	537	1%	846	3%
Less Securitization Debt	(1,068)	(3)%	(1,123)	(3)%
Adjusted Debt (Non-GAAP)**	21,230	61%	20,380	60%

Adjusted Capitalization (Non-GAAP)**	$35,064	100%	$34,204	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges, as required by the FE Credit Facility, as amended through June 30, 2014.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility. These financial measures, as calculated in accordance with the FE Credit Facility, help shareholders understand compliance and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant requires FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    17

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$64	$(164)	$272	$32
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and (deferral) / amortization of regulatory assets, net	322	372	588	724
Nuclear fuel amortization	50	45	98	98
Deferred purchased power and other costs	(13)	(14)	(47)	(39)
Deferred income taxes and investment tax credits, net	(22)	(15)	159	119
Impairments of long-lived assets	—	473	—	473
Investment impairments	1	46	3	53
Deferred rents and lease market valuation liability	(104)	(104)	(79)	(75)
Retirement benefits	(22)	(40)	(42)	(104)
Commodity derivative transactions, net	57	13	40	17
Loss on debt redemptions	1	24	8	141
Make-whole premiums paid on debt redemptions	—	(61)	—	(61)
Income from discontinued operations	—	(4)	(86)	(8)
Changes in current assets, current liabilities and other	380	(128)	(292)	(877)
Cash flows provided from operating activities	714	443	622	493
Cash flows provided from financing activities	307	204	805	976
Cash flows used for investing activities	(1,054)	(643)	(1,569)	(1,570)
Net change in cash and cash equivalents	$(33)	$4	$(142)	$(101)

Liquidity position as of July 31, 2014

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$1,429
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,127
FET(2)	Revolving	March 2019	1,000	1,000
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$3,556
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	107
		Total:	$6,000	$3,663

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    18

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended June 30			Six Months Ended June 30
(MWH in thousand)		2014	2013	Change	2014	2013	Change

Ohio	- Residential	3,777	3,836	-1.5%	9,004	8,453	6.5%
	- Commercial	3,713	3,669	1.2%	7,626	7,417	2.8%
	- Industrial	5,245	5,168	1.5%	10,503	10,315	1.8%
	- Other	84	79	6.3%	166	164	1.2%
	Total Ohio	12,819	12,752	0.5%	27,299	26,349	3.6%
Pennsylvania	- Residential	4,183	4,239	-1.3%	10,046	9,697	3.6%
	- Commercial	3,073	3,037	1.2%	6,389	6,173	3.5%
	- Industrial	5,166	5,101	1.3%	10,298	10,215	0.8%
	- Other	30	30	0.0%	60	61	-1.6%
	Total Pennsylvania	12,452	12,407	0.4%	26,793	26,146	2.5%
New Jersey	- Residential	2,078	2,139	-2.9%	4,502	4,393	2.5%
	- Commercial	2,166	2,186	-0.9%	4,463	4,342	2.8%
	- Industrial	583	558	4.5%	1,163	1,158	0.4%
	- Other	22	22	0.0%	43	43	0.0%
	Total New Jersey	4,849	4,905	-1.1%	10,171	9,936	2.4%
Maryland	- Residential	707	712	-0.7%	1,813	1,702	6.5%
	- Commercial	522	502	4.0%	1,051	1,020	3.0%
	- Industrial	414	416	-0.5%	765	806	-5.1%
	- Other	4	4	0.0%	8	8	0.0%
	Total Maryland	1,647	1,634	0.8%	3,637	3,536	2.9%
West Virginia	- Residential	1,173	1,202	-2.4%	3,124	2,839	10.0%
	- Commercial	881	847	4.0%	1,854	1,738	6.7%
	- Industrial	1,353	1,252	8.1%	2,732	2,625	4.1%
	- Other	7	7	0.0%	14	14	0.0%
	Total West Virginia	3,414	3,308	3.2%	7,724	7,216	7.0%
Total Residential		11,918	12,128	-1.7%	28,489	27,084	5.2%
Total Commercial		10,355	10,241	1.1%	21,383	20,690	3.3%
Total Industrial		12,761	12,495	2.1%	25,461	25,119	1.4%
Total Other		147	142	3.5%	291	290	0.3%

Total Distribution Deliveries		35,181	35,006	0.5%	75,624	73,183	3.3%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    19

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended June 30			Six Months Ended June 30
	2014	2013	Normal	2014	2013	Normal
Composite Heating-Degree-Days	547	579	608	3,857	3,420	3,381
Composite Cooling-Degree-Days	269	289	262	269	289	264

Shopping Statistics (Based on MWH)	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013

OE	82%	79%	80%	78%
Penn	70%	67%	67%	65%
CEI	86%	86%	85%	86%
TE	77%	78%	77%	76%
JCP&L	54%	54%	53%	53%
Met-Ed	70%	67%	68%	64%
Penelec	72%	71%	70%	70%
PE(1)	50%	50%	45%	46%
WP	65%	64%	63%	62%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
Ongoing Generation Capacity Factors:
Nuclear	80%	75%	79%	83%
Fossil - Baseload	68%	83%	76%	82%
Fossil - Load Following	64%	66%	66%	64%

Ongoing Generation Fuel Rate:
Nuclear	$7.47	$7.86	$7.88	$7.81
Fossil	$28	$25	$29	$27
Total Fleet	$19	$18	$20	$18

Ongoing Generation Output Mix:
Nuclear	46%	41%	44%	44%
Fossil - Baseload	36%	42%	38%	39%
Fossil - Load Following	11%	10%	10%	10%
Peaking/CT/Hydro	7%	7%	8%	7%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    20

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended June 30			Six Months Ended June 30
Contract Sales	2014	2013	Change	2014	2013	Change
POLR
- OH	1,085	1,022	63	2,443	2,298	145
- PA	1,890	1,796	94	4,515	4,095	420
- MD	484	664	(180)	1,328	1,543	(215)
Total POLR	3,459	3,482	(23)	8,286	7,936	350

Structured Sales
- Bilaterals	1,820	1,329	491	3,784	2,718	1,066
- Muni/Co-op	991	730	261	2,371	1,704	667
Total Structured Sales	2,811	2,059	752	6,155	4,422	1,733

Direct - LCI
- OH	6,197	7,310	(1,113)	12,927	14,569	(1,642)
- PA	2,957	3,804	(847)	6,178	7,507	(1,329)
- NJ	325	255	70	662	456	206
- MI	666	740	(74)	1,422	1,450	(28)
- IL	582	598	(16)	1,189	1,162	27
- MD	213	211	2	395	399	(4)
Total Direct - LCI	10,940	12,918	(1,978)	22,773	25,543	(2,770)

Direct - MCI
- OH	495	643	(148)	1,063	1,243	(180)
- PA	346	370	(24)	731	717	14
- IL	45	64	(19)	97	105	(8)
- NJ	4	12	(8)	6	12	(6)
- MD	1	1	—	2	1	1
Total Direct - MCI	891	1,090	(199)	1,899	2,078	(179)

Aggregation
- OH	3,500	3,576	(76)	7,837	7,802	35
- IL	1,147	1,200	(53)	2,579	2,360	219
- NJ	5	—	5	5	—	5
Total Aggregation	4,652	4,776	(124)	10,421	10,162	259
Mass Market
- OH	400	410	(10)	993	943	50
- PA	1,037	1,017	20	2,482	2,201	281
- IL	35	32	3	76	51	25
- MD	30	32	(2)	77	76	1
- NJ	1	—	1	1	—	1
Total Mass Market	1,503	1,491	12	3,629	3,271	358

Total Contract Sales	24,256	25,816	(1,560)	53,163	53,412	(249)

Wholesale Sales
- Spot	21	599	(578)	32	831	(799)
Total Wholesale Sales	21	599	(578)	32	831	(799)

Purchased Power
- Bilaterals	309	504	(195)	1,015	1,103	(88)
- Spot	7,789	3,747	4,042	18,116	7,919	10,197
Total Purchased Power	8,098	4,251	3,847	19,131	9,022	10,109

Generation Output
- Ongoing Fossil	8,201	9,538	(1,337)	18,006	18,704	(698)
- Nuclear	7,037	6,673	364	13,864	14,595	(731)
Total Ongoing Generation Output	15,238	16,211	(973)	31,870	33,299	(1,429)
- Deactivated Units	—	3,240	(3,240)	—	5,691	(5,691)
- WV Asset Transfer*	1,633	3,903	(2,270)	3,983	8,220	(4,237)
- RMR	339	220	119	768	704	64
Total Generation Output	17,210	23,574	(6,364)	36,621	47,914	(11,293)

*In 2014, includes 100% ownership of the Pleasants plant; in 2013, includes approximately 92% and 80% ownership of the Pleasants plant and Harrison plant, respectively

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    21

FirstEnergy Corp.
Consolidated
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2014				Three Months Ended June 30, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$3,496	$1	(a)	$3,497	$3,507	$6	(a,c)	$3,513

	Expenses
(2)	Fuel	550	(78)	(b,c)	472	628	(58)	(b,c)	570
(3)	Purchased power	1,083	—		1,083	866	(2)	(a)	864
(4)	Other operating expenses	1,021	(131)	(a,b,d,h)	890	886	(25)	(a,b,c,d)	861
(5)	Provision for depreciation	302	—		302	300	—		300
(6)	Amortization of regulatory assets, net	20	—		20	72	—		72
(7)	General taxes	228	—		228	240	(2)	(b)	238
(8)	Impairment of long-lived assets	—	—		—	473	(473)	(b)	—
(8)	Total Expenses	3,204	(209)		2,995	3,465	(560)		2,905
(9)	Operating Income	292	210		502	42	566		608

	Other Income (Expense)
(10)	Loss on debt redemption	(1)	1	(g)	—	(24)	24	(g)	—
(11)	Investment income (loss)	29	7	(e,f)	36	(15)	36	(e,f)	21
(12)	Interest expense	(262)	—		(262)	(256)	2	(g)	(254)
(13)	Capitalized financing costs	32	—		32	23	—		23
(14)	Total Other Expense	(202)	8		(194)	(272)	62		(210)

(15)	Income (Loss) From Continuing Operations Before Income Taxes	90	218		308	(230)	628		398
(16)	Income taxes (benefits)	26	78	(a - h)	104	(62)	217	(a - g)	155
(17)	Income (Loss) From Continuing Operations	64	140		204	(168)	411		243
(18)	Discontinued operations (net of income taxes)	—	—	(e)	—	4	—		4
(19)	Net Income (Loss)	$64	$140		$204	$(164)	$411		$247

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.02 per share), $1 million included in Revenues; ($9) million included in "Other operating expenses". 2013 ($0.02 per share), $1 million included in Revenues; ($2) million included in "Purchased power"; ($14) million included in "Other operating expenses".

(b)
Plant deactivation costs: 2014 ($0.12 per share), ($68) million included in "Fuel"; ($14) million included in "Other operating expenses". 2013 ($0.85 per share), ($47) million included in "Fuel"; ($15) million included in "Other operating expenses"; ($2) million included in "General taxes"; ($473) million included in "Impairment of long-lived assets"; ($20) million included in "Income taxes (benefits)" associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.

(c)
Merger accounting - commodity contracts: 2014 ($0.01 per share), ($10) million included in "Fuel". 2013 ($0.02 per share), $5 million included in "Revenues", ($11) million included in "Fuel", $2 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 ($0.10 per share), ($62) million included in "Other operating expenses". 2013, $2 million included in "Other operating expenses".
(e)	Impact of non-core asset sales/impairments: 2014 ($0.01 per share), $6 million included in "Investment income". 2013, ($1) million included in "Investment income".
(f)	Trust securities impairment: 2014, $1 million included in "Investment income". 2013 ($0.05 per share), $37 million included in "Investment income"
(g)
Loss on debt redemptions: 2014, $1 million included in "Loss on debt redemptions". 2013 ($0.04 per share) $24 million included in "Loss on debt redemptions" and $2 million included in "Interest Expense".

(h)	Retail repositioning charges: 2014 ($0.07 per share), ($46) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the second quarter of 2014 and 418 million shares in the second quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    22

FirstEnergy Corp.
Consolidated
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2014				Six Months Ended June 30, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$7,678	$2	(a)	$7,680	$7,227	$15	(a,c)	$7,242

	Expenses
(2)	Fuel	1,167	(112)	(b,c)	1,055	1,258	(77)	(b,c,g)	1,181
(3)	Purchased power	2,538	—		2,538	1,812	(3)	(a)	1,809
(4)	Other operating expenses	2,203	(134)	(a,b,c,d,i)	2,069	1,768	(55)	(a,b,c,d)	1,713
(5)	Provision for depreciation	596	—		596	593	—		593
(6)	Amortization (deferral) of regulatory assets, net	(8)	(1)	(a)	(9)	131	(1)	(a)	130
(7)	General taxes	499	(1)	(b)	498	505	(4)	(b)	501
(8)	Impairment of long-lived assets	—	—		—	473	(473)	(b)	—
(8)	Total Expenses	6,995	(248)		6,747	6,540	(613)		5,927
(9)	Operating Income	683	250		933	687	628		1,315

	Other Income (Expense)
(10)	Loss on debt redemption	(8)	8	(h)	—	(141)	141	(h)	—
(11)	Investment income	51	11	(e,f)	62	3	49	(e,f)	52
(12)	Interest expense	(527)	—		(527)	(514)	4	(h)	(510)
(13)	Capitalized financing costs	61	—		61	41	—		41
(14)	Total Other Expense	(423)	19		(404)	(611)	194		(417)

(15)	Income From Continuing Operations Before Income Taxes	260	269		529	76	822		898
(16)	Income taxes	74	99	(a - i)	173	52	290	(a - h)	342
(17)	Income From Continuing Operations	186	170		356	24	532		556
(18)	Discontinued operations (net of income taxes)	86	(78)	(e)	8	8	—		8
(19)	Net Income	$272	$92		$364	$32	$532		$564

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.03 per share), $2 million included in Revenues; ($19) million included in "Other operating expenses"; ($1) million included in "Amortization of regulatory assets, net". 2013 ($0.07 per share), $2 million included in Revenues; ($3) million included in "Purchased power"; ($39) million included in "Other operating expenses"; ($1) million included in "Amortization of regulatory assets, net".

(b)
Plant deactivation costs: 2014 ($0.17 per share), ($91) million included in "Fuel"; ($24) million included in "Other operating expenses"; ($1) million included in "General taxes". 2013 ($0.86 per share), ($53) million included in "Fuel"; ($17) million included in "Other operating expenses"; ($4) million included in "General taxes"; ($473) million included in "Impairment of long-lived assets"; ($20) million included in "Income taxes (benefits)" associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.

(c)
Merger accounting - commodity contracts: 2014 ($0.03 per share), ($21) million included in "Fuel". 2013 ($0.05 per share) $13 million included in "Revenues", ($23) million included in "Fuel", $3 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 ($0.07 per share), ($45) million included in "Other operating expenses". 2013, ($2) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2014 (($0.17) per share), $8 million included in "Investment income" and ($78) million included in "Discontinued operations (net of income taxes)". 2013 ($0.01 per share), $5 million included in "Investment income"

(f)	Trust securities impairment: 2014 ($0.01 per share), $3 million included in "Investment income". 2013 ($0.06 per share), $44 million included in "Investment income"
(g)	Merger transaction / integration costs: 2013, ($1) million included in "Fuel".
(h)
Loss on debt redemptions: 2014 ($0.01 per share) $8 million included in "Loss on debt redemptions".   2013 ($0.22 per share) $141 million included in "Loss on debt redemptions" and $4 million included in "Interest Expense".

(i)	Retail repositioning charges: 2014 ($0.07 per share), ($46) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 419 million shares in the first six months of 2014 and 418 million shares in the first six months of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    23

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2014				Three Months Ended June 30, 2013

					Operating -				Operating -
		GAAP	Special Items		Non-GAAP	GAAP	Special Items		Non-GAAP
(1)	Revenues	$2,065	$—		$2,065	$2,038	$1	(a)	$2,039

	Expenses
(2)	Fuel	129	—		129	75	—		75
(3)	Purchased power	746	—		746	762	(2)	(a)	760
(4)	Other operating expenses	480	(11)	(a)	469	402	(6)	(a,c)	396
(5)	Provision for depreciation	164	—		164	151	—		151
(6)	Amortization (deferral) of regulatory assets, net	16	—		16	69	—		69
(7)	General taxes	166	—		166	172	(1)	(b)	171
(8)	Total Expenses	1,701	(11)		1,690	1,631	(9)		1,622
(9)	Operating Income	364	11		375	407	10		417

	Other Income (Expense)
(10)	Investment income	15	—		15	9	8	(d)	17
(11)	Interest expense	(147)	—		(147)	(135)	—		(135)
(12)	Capitalized financing costs	3	—		3	6	—		6
(13)	Total Other Expense	(129)	—		(129)	(120)	8		(112)

(14)	Income From Continuing Operations Before Income Taxes	235	11		246	287	18		305
(15)	Income taxes	77	4		81	108	7		115
(16)	Income From Continuing Operations	158	7		165	179	11		190
(17)	Discontinued operations (net of income taxes)	—	—		—	—	—		—
(18)	Net Income	$158	$7		$165	$179	$11		$190

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.02 per share), ($11) million included in "Other operating expenses". 2013 ($0.01 per share), $1 million included in Revenues; ($2) million included in "Purchased power"; ($8) million included in "Other operating expenses".

(b)	Plant Closing Costs: 2013 ($1) million included in "General taxes".
(c)	Mark-to-market adjustments: 2013, $2 million included in "Other operating expenses".
(d)	Trust securities impairment: 2013 ($0.01 per share), $8 million included in "Investment income".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the second quarter of 2014 and 418 million shares in the second quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    24

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
		GAAP				GAAP
		Regulated	Special		Normalized -	Regulated	Special		Normalized -
		Distribution	Items		Non-GAAP	Distribution	Items		Non-GAAP
(1)	Revenues	$4,615	$1	(a)	$4,616	$4,247	$2	(a)	$4,249

	Expenses
(2)	Fuel	282	—		282	162	—		162
(3)	Purchased power	1,727	—		1,727	1,637	(3)	(a)	1,634
(4)	Other operating expenses	1,107	(21)	(a)	1,086	817	(15)	(a,c)	802
(5)	Provision for depreciation	326	—		326	295	—		295
(6)	Amortization (deferral) of regulatory assets, net	(15)	(1)	(a)	(16)	127	(1)	(a)	126
(7)	General taxes	353	—		353	354	(3)	(b)	351
(9)	Total Expenses	3,780	(22)		3,758	3,392	(22)		3,370
(10)	Operating Income	835	23		858	855	24		879

	Other Income (Expense)
(11)	Loss on debt redemption	—	—		—	—	—		—
(12)	Investment income	30	—		30	27	8	(d)	35
(13)	Interest expense	(298)	—		(298)	(270)	—		(270)
(14)	Capitalized financing costs	7	—		7	11	—		11
(15)	Total Other Expense	(261)	—		(261)	(232)	8		(224)

(16)	Income From Continuing Operations Before Income Taxes	574	23		597	623	32		655
(17)	Income taxes	202	8		210	234	12		246
(18)	Income From Continuing Operations	372	15		387	389	20		409
(19)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(20)	Net Income	$372	$15		$387	$389	$20		$409

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2014 ($0.03 per share), $1 million included in Revenues; ($21) million included in "Other operating expenses"; and ($1) million included in "Amortization of regulatory assets, net". 2013 ($0.04 per share), $2 million included in Revenues; ($3) million included in "Purchased power"; ($17) million included in "Other operating expenses" and ($1) million included in "Amortization of regulatory assets, net".

(b)	Plant Closing Costs: 2013 ($3) million included in "General taxes".
(c)	Mark-to-market adjustments: 2013, $2 million included in "Other operating expenses".
(d)	Trust securities impairment: 2013 ($0.01 per share), $8 million included in "Investment income".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 419 million shares in the first six months of 2014 and 418 million shares in the first six months of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    25

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2014			Three Months Ended June 30, 2013

				Operating -			Operating -
		GAAP	Special Items	Non-GAAP	GAAP	Special Items	Non-GAAP
(1)	Revenues	$191	$—	$191	$179	$—	$179

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	31	—	31	33	—	33
(5)	Provision for depreciation	30	—	30	28	—	28
(6)	Amortization of regulatory assets, net	3	—	3	3	—	3
(7)	General taxes	18	—	18	14	—	14
(8)	Total Expenses	82	—	82	78	—	78
(9)	Operating Income	109	—	109	101	—	101

	Other Income (Expense)
(10)	Investment income	—	—	—	—	—	—
(11)	Interest expense	(30)	—	(30)	(22)	—	(22)
(12)	Capitalized financing costs	16	—	16	2	—	2
(13)	Total Other Expense	(14)	—	(14)	(20)	—	(20)

(14)	Income From Continuing Operations Before Income Taxes	95	—	95	81	—	81
(15)	Income taxes	32	—	32	30	—	30
(16)	Income From Continuing Operations	63	—	63	51	—	51
(17)	Discontinued operations (net of income taxes)	—	—	—	—	—	—
(18)	Net Income	$63	$—	$63	$51	$—	$51

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    26

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
		GAAP			GAAP
		Regulated		Normalized -	Regulated		Normalized -
		Transmission	Special Items	Non-GAAP	Transmission	Special Items	Non-GAAP
(1)	Revenues	$373	$—	$373	$355	$—	$355

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	65	—	65	63	—	63
(5)	Provision for depreciation	60	—	60	56	—	56
(6)	Amortization of regulatory assets, net	6	—	6	4	—	4
(7)	General taxes	35	—	35	26	—	26
(8)	Total Expenses	166	—	166	149	—	149
(9)	Operating Income	207	—	207	206	—	206

	Other Income (Expense)
(10)	Loss on debt redemption	—	—	—	—	—	—
(11)	Investment income	—	—	—	—	—	—
(12)	Interest expense	(55)	—	(55)	(45)	—	(45)
(13)	Capitalized financing costs	24	—	24	2	—	2
(14)	Total Other Expense	(31)	—	(31)	(43)	—	(43)

(15)	Income From Continuing Operations Before Income Taxes	176	—	176	163	—	163
(16)	Income taxes	62	—	62	61	—	61
(17)	Income From Continuing Operations	114	—	114	102	—	102
(18)	Discontinued operations (net of income tax benefits)	—	—	—	—	—	—
(19)	Net Income	$114	$—	$114	$102	$—	$102

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2014                    27

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2014				Three Months Ended June 30, 2013

					Operating -				Operating -
		GAAP	Special Items		Non-GAAP	GAAP	Special Items		Non-GAAP
(1)	Revenues	$1,493	$—		$1,493	$1,544	$4	(c)	$1,548

	Expenses
(2)	Fuel	421	(78)	(b,c)	343	553	(58)	(b,c)	495
(3)	Purchased power	519	—		519	280	—		280
(4)	Other operating expenses	584	(121)	(a,b,d,h)	463	534	(19)	(a,b,c,d)	515
(5)	Provision for depreciation	96	—		96	112	—		112
(6)	General taxes	39	—		39	49	—		49
(7)	Impairment of long-lived assets	—	—		—	473	(473)	(b)	—
(8)	Total Expenses	1,659	(199)		1,460	2,001	(550)		1,451
(9)	Operating Income (Loss)	(166)	199		33	(457)	554		97

	Other Income (Expense)
(10)	Loss on debt redemptions	(1)	1	(g)	—	(32)	32	(g)	—
(11)	Investment income (loss)	21	7	(b,e,f)	28	(16)	31	(e,f)	15
(12)	Interest expense	(48)	—		(48)	(61)	1	(g)	(60)
(13)	Capitalized financing costs	10	—		10	11	—		11
(14)	Total Other Expense	(18)	8		(10)	(98)	64		(34)

(15)	Income (Loss) From Continuing Operations Before Income Taxes	(184)	207		23	(555)	618		63
(16)	Income tax benefits	(65)	76	(a - h)	11	(212)	235	(a - g)	23
(17)	Income (Loss) From Continuing Operations	(119)	131		12	(343)	383		40
(18)	Discontinued operations (net of income taxes)	—	—		—	4	—		4
(19)	Net Income (Loss)	$(119)	$131		$12	$(339)	$383		$44

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2014, $1 million included in "Other operating expenses". 2013 ($0.01 per share), ($4) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2014 ($0.12 per share), ($68) million included in "Fuel"; ($14) million included in "Other operating expenses". 2013 ($0.81 per share), ($47) million included in "Fuel"; ($16) million included in "Other operating expenses"; ($473) million included in "Impairment of long-lived assets".

(c)
Merger accounting - commodity contracts: 2014 ($0.01 per share), ($10) million included in "Fuel". 2013 ($0.02 per share) $4 million included in "Revenues", ($11) million included in "Fuel", $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 ($0.10 per share), ($62) million included in "Other operating expenses".
(e)	Impact of non-core asset sales/impairments: 2014 ($0.01 per share), $6 million included in "Investment income (loss)". 2013, ($1) million included in "Investment income (loss)"
(f)	Trust securities impairment: 2014, $1 million included in "Investment income (loss)". 2013 ($0.04 per share), $32 million included in "Investment income (loss)"
(g)
Loss on debt redemptions: 2014, $1 million included in "Loss on debt redemptions". 2013 ($0.05 per share), $32 million included in "Loss on debt redemptions" and $1 million included in "Interest Expense".

(h)	Retail repositioning charges: 2014 ($0.07 per share), ($46) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the second quarter of 2014 and 418 million shares in the second quarter of 2013.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    28

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation(In millions)

		Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
		GAAP				GAAP
		Competitive	Special		Normalized -	Competitive	Special		Normalized -
		Energy Services	Items		Non-GAAP	Energy Services	Items		Non-GAAP
(1)	Revenues	$3,264	$—		3,264	$3,174	$12	(c)	$3,186

	Expenses
(2)	Fuel	885	(112)	(b,c)	773	1,096	(77)	(b,c,g)	1,019
(3)	Purchased power	1,242	—		1,242	567	—		567
(4)	Other operating expenses	1,193	(114)	(a,b,c,d,i)	1,079	1,060	(40)	(a,b,c,d)	1,020
(5)	Provision for depreciation	187	—		187	222	—		222
(6)	General taxes	93	(1)	(b)	92	109	(1)	(b)	108
(7)	Impairment of long-lived assets	—	—		—	473	(473)	(b)	—
(8)	Total Expenses	3,600	(227)		3,373	3,527	(591)		2,936
(9)	Operating Income (Loss)	(336)	227		(109)	(353)	603		250

	Other Income (Expense)
(10)	Loss on debt redemptions	(8)	8	(h)	—	(149)	149	(h)	—
(11)	Investment income (loss)	35	11	(b,e,f)	46	(6)	43	(e,f)	37
(12)	Interest expense	(94)	—		(94)	(134)	3	(h)	(131)
(13)	Capitalized financing costs	22	—		22	21	—		21
(14)	Total Other Expense	(45)	19		(26)	(268)	195		(73)

(15)	Income (Loss) From Continuing Operations Before Income Taxes	(381)	246		(135)	(621)	798		177
(16)	Income taxes (benefits)	(138)	91	(a - i)	(47)	(236)	303	(a - h)	67
(17)	Income (Loss) From Continuing Operations	(243)	155		(88)	(385)	495		110
(18)	Discontinued operations (net of income tax benefits)	86	(78)	(e)	8	8	—		8
(19)	Net Income (Loss)	$(157)	$77		$(80)	$(377)	$495		$118

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2013 ($0.03 per share), ($21) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2014 ($0.17 per share), ($91) million included in "Fuel"; ($24) million included in "Other operating expenses"; ($1) million included in "General taxes" . 2013 ($0.82 per share), ($53) million included in "Fuel"; ($17) million included in "Other operating expenses"; ($1) million included in "General taxes"; ($473) million included in "Impairment of long-lived assets".

(c)
Merger accounting - commodity contracts: 2014 ($0.03 per share), ($21) million included in "Fuel", $1 million included in "Other operating expenses". 2013 ($0.05 per share) $12 million included in "Revenues", ($23) million included in "Fuel", $2 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 ($0.07 per share), ($45) million included in "Other operating expenses". 2013, ($4) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2014 (($0.17) per share), $8 million included in "Investment income (loss)" and ($78) million included in "Discontinued operations (net of income taxes)". 2013 ($0.01 per share), $5 million included in "Investment income (loss)"

(f)	Trust securities impairment: 2014 ($0.01 per share), $3 million included in "Investment income (loss)". 2013 ($0.05 per share), $38 million included in "Investment income (loss)"
(g)	Merger transaction / integration costs: 2013, ($1) million included in "Fuel".
(h)
Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions". 2013 ($0.23 per share), $149 million included in "Loss on debt redemptions" and $3 million included in "Interest Expense".

(i)	Retail repositioning charges: 2014 ($0.07 per share), ($46) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 419 million shares in the first six months of 2014 and 418 million shares in the first six months of 2013.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    29

FirstEnergy Corp.
Other and Reconciling Adjustments
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended June 30, 2014			Three Months Ended June 30, 2013

				Operating -				Operating -
		GAAP	Special Items	Non-GAAP	GAAP	Special Items		Non-GAAP
(1)	Revenues	$(253)	$—	$(253)	$(254)	$—		$(254)

	Expenses
(2)	Fuel	—	—	—	—	—		—
(3)	Purchased power	(182)	—	(182)	(176)	—		(176)
(4)	Other operating expenses	(74)	—	(74)	(83)	—		(83)
(5)	Provision for depreciation	12	—	12	9	—		9
(6)	Amortization of regulatory assets, net	1	—	1	—	—		—
(7)	General taxes	5	—	5	5	—		5
(8)	Total Expenses	(238)	—	(238)	(245)	—		(245)
(9)	Operating Loss	(15)	—	(15)	(9)	—		(9)

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—	—	8	(8)	(a)	—
(11)	Investment loss	(7)	—	(7)	(8)	—		(8)
(12)	Interest expense	(37)	—	(37)	(38)	—		(38)
(13)	Capitalized financing costs	3	—	3	4	—		4
(14)	Total Other Expense	(41)	—	(41)	(34)	(8)		(42)

(15)	Loss From Continuing Operations Before Income Taxes	(56)	—	(56)	(43)	(8)		(51)
(16)	Income tax benefits	(18)	—	(18)	12	(25)	(b)	(13)
(17)	Loss From Continuing Operations	(38)	—	(38)	(55)	17		(38)
(18)	Discontinued operations (net of income taxes)	—	—	—	—			—
(19)	Net Loss	$(38)	$—	$(38)	$(55)	$17		$(38)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 32 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Loss on debt redemptions: 2013 (($0.01) per share), ($8) million included in "Loss on debt redemptions".
(b)	Plant deactivation costs: 2013 ($0.04 per share), Includes $20 million associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 420 million shares in the second quarter of 2014 and 418 million shares in the second quarter of 2013.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    30

FirstEnergy Corp.
Other and Reconciling Adjustments
GAAP to Non-GAAP Reconciliation
(In millions)

		Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
		GAAP			GAAP
		Other &			Other &
		Reconciling	Adjustments	Normalized -	Reconciling	Adjustments		Normalized -
		Adjustments	Special Items	Non-GAAP	Adjustments	Special Items		Non-GAAP
(1)	Revenues	$(574)	$—	$(574)	$(549)	$—		$(549)

	Expenses
(2)	Fuel	—	—	—	—	—		—
(3)	Purchased power	(431)	—	(431)	(392)	—		(392)
(4)	Other operating expenses	(162)	—	(162)	(172)	—		(172)
(5)	Provision for depreciation	23	—	23	20	—		20
(6)	Amortization of regulatory assets, net	1	—	1	—	—		—
(7)	General taxes	18	—	18	16	—		16
(8)	Total Expenses	(551)	—	(551)	(528)	—		(528)
(9)	Operating Loss	(23)	—	(23)	(21)	—		(21)

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—	—	8	(8)	(a)	—
(11)	Investment income	(14)	—	(14)	(18)	—		(18)
(12)	Interest expense	(80)	—	(80)	(65)	—		(65)
(13)	Capitalized financing costs	8	—	8	7	—		7
(14)	Total Other Expense	(86)	—	(86)	(68)	(8)		(76)

(15)	Loss From Continuing Operations Before Income Taxes	(109)	—	(109)	(89)	(8)		(97)
(16)	Income taxes	(52)	—	(52)	(7)	(25)	(b)	(32)
(17)	Loss From Continuing Operations	(57)	—	(57)	(82)	17		(65)
(18)	Discontinued operations (net of income tax benefits)	—	—	—	—	—		—
(19)	Net Loss	$(57)	$—	$(57)	$(82)	$17		$(65)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Loss on debt redemptions: 2013 (($0.01) per share), ($8) million included in "Loss on debt redemptions".
(b)	Plant deactivation costs: 2013 ($0.04 per share), Includes $20 million associated with valuation reserves against net operating loss carryforwards as a result of plant deactivations.

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 419 million shares in the first six months of 2014 and 418 million shares in the first six months of 2013.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    31

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended June 30, 2014			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
	Distribution	Transmission	Services	Adjustments	Consolidated

2Q 2014 Net Income (Loss) - GAAP	$158	$63	$(119)	$(38)	$64

2Q 2014 Basic EPS (avg. shares outstanding 420)	$0.37	$0.15	$(0.28)	$(0.08)	$0.16
Excluding Special Items:
Mark-to-market adjustments	—	—	0.10	—	0.10
Regulatory charges	0.02	—	—	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.12	—	0.12
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.07	—	0.07
Total Special Items	$0.02	$—	$0.31	$—	$0.33
Basic EPS - Operating (Non-GAAP)	$0.39	$0.15	$0.03	$(0.08)	$0.49

Three Months Ended June 30, 2013			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
	Distribution	Transmission	Services	Adjustments	Consolidated

2Q 2013 Net Income (Loss) - GAAP	$179	$51	$(339)	$(55)	$(164)

2Q 2013 Basic EPS (avg. shares outstanding 418)	$0.43	$0.12	$(0.82)	$(0.12)	$(0.39)
Excluding Special Items:
Regulatory charges	0.01	—	0.01	—	0.02
Trust securities impairment	0.01	—	0.04	—	0.05
Plant deactivation costs	—	—	0.81	0.04	0.85
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Loss on debt redemptions	—	—	0.05	(0.01)	0.04
Total Special Items	$0.02	$—	$0.93	$0.03	$0.98
Basic EPS - Operating (Non-GAAP)	$0.45	$0.12	$0.11	$(0.09)	$0.59

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    32

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Six Months Ended June 30, 2014			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
	Distribution	Transmission	Services	Adjustments	Consolidated

2014 Net Income (Loss) - GAAP	$372	$114	$(157)	$(57)	$272

2014 Basic EPS (avg. shares outstanding 419)	$0.89	$0.27	$(0.37)	$(0.14)	$0.65
Excluding Special Items:
Mark-to-market adjustments	—	—	0.07	—	0.07
Regulatory charges	0.03	—	—	—	0.03
Trust securities impairment	—	—	0.01	—	0.01
Impact of non-core asset sales/impairments	—	—	(0.17)	—	(0.17)
Plant deactivation costs	—	—	0.17	—	0.17
Merger accounting - commodity contracts	—	—	0.03	—	0.03
Retail repositioning charges	—	—	0.07	—	0.07
Loss on debt redemptions	—	—	0.01	—	0.01
Total Special Items	$0.03	$—	$0.19	$—	$0.22
Basic EPS - Operating (Non-GAAP)	$0.92	$0.27	$(0.18)	$(0.14)	$0.87

Six Months Ended June 30, 2013			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
	Distribution	Transmission	Services	Adjustments	Consolidated

2013 Net Income (Loss) - GAAP	$389	$102	$(377)	$(82)	$32

2013 Basic EPS (avg. shares outstanding 418)	$0.93	$0.24	$(0.91)	$(0.18)	$0.08
Excluding Special Items:
Regulatory charges	0.04	—	0.03	—	0.07
Trust securities impairment	0.01	—	0.05	—	0.06
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.82	0.04	0.86
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Loss on debt redemptions	—	—	0.23	(0.01)	0.22
Total Special Items	$0.05	$—	$1.19	$0.03	$1.27
Basic EPS - Operating (Non-GAAP)	$0.98	$0.24	$0.28	$(0.15)	$1.35

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    33

Recent Developments

Financial Matters
Dividend
On July 15, 2014, the Board of Directors of FirstEnergy Corp (FirstEnergy) declared an unchanged quarterly dividend of $0.36 per share of outstanding common stock. The dividend is payable September 1, 2014, to shareholders of record as of August 7, 2014.

Financing Activities
On April 1, 2014, Metropolitan Edison Company (Met-Ed) retired $150 million of 4.875% senior notes. Also, on April 1, 2014, Met-Ed and Pennsylvania Electric Company (Penelec) repurchased $28.5 million and $45 million, respectively, of variable-rate pollution control revenue bonds (PCRBs) with maturing letters of credit.  These PCRBs are being held by the companies and may be remarketed based on market and other conditions.

On May 19, 2014, FET issued $600 million of senior notes at 4.35% due 2025 and $400 million of senior notes at 5.45% due 2044. FET used the proceeds to invest in transmission projects and pay down short-term borrowings.

On June 11, 2014, Met-Ed issued $250 million of senior notes at 4.0% due April 2025. Also, Penelec issued $200 million of senior notes at 4.15% due April 2025. The proceeds were used to pay down short-term borrowings.

On June 26, 2014, FirstEnergy Nuclear Generation, LLC, remarketed $163.9 million of PCRBs (that were repurchased on May 28, 2014). In addition, FirstEnergy Generation, LLC, remarketed $56.6 million of PCRBs.  The bonds were issued in a 6-year mandatory put mode due June 2020 at a fixed rate of 3.5%.

Rating Agency Actions
On July 15, 2014, Moody's took the following actions:

•	Affirmed FirstEnergy's Issuer and senior unsecured ratings of Baa3 and revised the outlook on FirstEnergy's rating to stable from negative

•	Affirmed FES' Issuer and senior unsecured ratings of Baa3 and AE Supply's senior unsecured rating of Baa3

•	Upgraded the long-term ratings of six of FirstEnergy's utility subsidiaries:

	Issuer		Senior Secured		Senior Unsecured
Upgraded	Old Rating	New Rating	Old Rating	New Rating	Old Rating	New Rating	Outlook
Metropolitan Edison Company	Baa2	Baa1	—	—	Baa2	Baa1	Stable
Monongahela Power Company	—	Baa2	Baa1	A3	—	—	Stable
Ohio Edison Company	Baa2	Baa1	A3	A2	Baa2	Baa1	Stable
Pennsylvania Power Company	Baa2	Baa1	A3	A2	—	—	Stable
The Potomac Edison Company	Baa3	Baa2	Baa1	A3	—	—	Stable
West Penn Power Company	Baa2	Baa1	A3	A2	—	—	Stable

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    34

•	Affirmed the long-term ratings of FirstEnergy's other utility subsidiaries:

		Senior	Senior
Affirmed	Issuer	Secured	Unsecured	Outlook
Jersey Central Power & Light Company	Baa2	—	Baa2	Negative
The Cleveland Electric Illuminating Company	Baa3	Baa1	Baa3	Stable
Pennsylvania Electric Company	Baa2	—	Baa2	Stable
The Toledo Edison Company	Baa3	Baa1	—	Stable

On June 11, 2014, Fitch affirmed the ratings of FirstEnergy and withdrew the ratings of FirstEnergy's subsidiaries. Fitch's Rating Outlook for FirstEnergy is Stable.

Operational Matters
Davis-Besse Outage
On May 8, 2014, the 908-MW Davis-Besse Nuclear Power station returned to service following an outage that began on February 1, 2014, to install two new steam generators, replace approximately one-third of the unit's 177 fuel assemblies and perform numerous safety inspections and preventative maintenance activities.

Beaver Valley Unit 2 Refueling Outage
On May 23, 2014, the 933-MW Beaver Valley Unit 2 Power Plant returned to service following a scheduled refueling and maintenance outage that began on April 19, 2014. During the outage, approximately one-third of the 157 fuel assemblies were replaced and numerous safety inspections were conducted.

Competitive Operations Update
In May 2014, FirstEnergy announced its intent to evaluate future sales target levels at its CES segment in light of market volatility experienced during the first quarter of 2014. This evaluation resulted in a decision to reduce exposure to weather-sensitive loads, eliminate load obligations that do not adequately cover risk premiums, pursue more certain revenue streams, and modify its hedging strategy to optimize risk management and market upside opportunities. As part of this, the CES segment has eliminated future selling efforts in certain sales channels, such as mass market, medium commercial-industrial and select large commercial-industrial, but will serve all current contracts through their respective contract terms.  Going forward, CES will focus on a selective mix of retail sales channels, wholesale sales that hedge its generation more effectively, and reserve a small open position to take advantage of market upside opportunities resulting from market volatility. Charges of $46 million, associated with the change in strategy, were recognized in the second quarter of 2014, primarily including the impairment of deferred advertising costs and severance- related expenses. Going forward, total annual generation resources are expected to be 80-85 TWH, with total targeted channel sales of between 65-75 TWH and a reserve of 10-20 TWH to capture market opportunities/volatility. FirstEnergy expects to reduce overall business risk by employing an excess competitive generation to sales strategy and decreasing exposure to weather sensitive loads.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    35

Regulatory Matters

New Jersey Base Rate Case Update
In the JCP&L base rate case proceeding, the Administrative Law Judge (ALJ) closed the record on June 30, 2014, and the matter is pending before the ALJ. On July 24, 2014, Rate Counsel filed a motion with the New Jersey Board of Public Utilities (NJBPU) requesting that effective August 1, 2014, JCP&L's existing rates be continued on a provisional basis until the NJBPU's final order in the base rate case and subject to refund. JCP&L filed a brief opposing the motion on August 4, 2014.

West Virginia Rate Case Update
On June 13, 2014, Monongahela Power Company (MP) and The Potomac Edison Company (PE) amended the rate case currently pending before the Public Service Commission of West Virginia (WV PSC) to include an additional $7.5 million of revenues to recover the costs associated with reading meters every month for residential and small commercial customers to comply with a recent WV PSC order. On April 30, 2014, MP and PE filed a rate case requesting a base rate increase of approximately $96 million, or 9.3%. The filing also included a vegetation maintenance surcharge to recover the costs of MP and PE's tree trimming program in the amount of approximately $48 million. The proposed total rate increase request, including the cost of the tree trimming program and monthly meter reading, is approximately $152 million, or 14.7%. MP and PE anticipate a decision from the WV PSC in February 2015.

Ohio Electric Security Plan (ESP) IV Filing
On August 4, 2014, Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company filed their Application for a fourth Electric Security Plan, entitled "Powering Ohio's Progress" (ESP IV), with the Public Utilities Commission of Ohio (PUCO). The material terms of the proposed plan include:

•	continuing a base distribution rate freeze through May 31, 2019,

•	providing economic development and assistance to low-income customers for the three-year plan period,

•
an Economic Stability Program providing for a retail rate stability rider to flow-through charges or credits representing the net result of the costs paid to FES through a proposed 15-year purchase power agreement for the output of Sammis, Davis-Besse and FES' share of Ohio Valley Electric Corporation netted against the revenues received from selling the output into the PJM markets over the same period,

•	continuing to provide power to non-shopping customers at a market-based price set through an auction process, and

•	continuing the Delivery Capital Recovery Rider with increased revenue caps that allows continued investment supporting the distribution system for the benefit of customers.

Pennsylvania Base Rate Case Filings
On August 4, 2014, Pennsylvania Power Company (Penn Power), Penelec, Met-Ed, and West Penn Power Company (WPP), (collectively, the Pennsylvania Companies) each filed tariffs with the Pennsylvania Public Utility Commission (PaPUC) proposing general rate increases associated with their distribution operations. The filings request approval to increase operating revenues by approximately $151.9 million at Met-Ed, $119.8 million at Penelec, $28.5 million at Penn Power, and $115.5 million at WPP based upon fully projected future test years for the twelve months ending April 30, 2016 at each of the Pennsylvania Companies. The filings also propose several new cost recovery riders as well as revisions to certain existing cost recovery riders. The Pennsylvania Companies anticipate a decision from the PaPUC in April 2015.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    36

Pennsylvania Smart Meter Filing Update
On June 5, 2014, the PaPUC approved the Pennsylvania Companies' March 2014 amended smart meter deployment plan that requested approval of a modification to the deployment schedule to allow the entire Penn Power smart meter system (approximately 170,000 meters) to be built by the end of 2015, instead of the original proposed installation of 60,000 meters by the end of 2016, and approximately 98.5% of all smart meters and related equipment to be built throughout each of the Pennsylvania Companies' service territories by mid-2019, instead of the end of 2019.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    37

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and planned distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on the pending matters before the Federal Energy Regulatory Commission and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases and the Electric Security Plan IV; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C.; economic or weather conditions affecting future sales and margins such as the polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, possible greenhouse gas emission, water discharge, and coal combustion residual regulations, the potential impacts of Cross State Air Pollution Rule, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must Run arrangements and the reliability of the transmission grid; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the impact of future changes to the operational status or availability of our generating units; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, our announced dividend reduction and our proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 2nd Quarter 2014                    38